Exhibit (g)(2)

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF SEPTEMBER 2, 2009

Trust	Fund	Effective
Fidelity Advisor Series I	Fidelity Advisor Dividend Growth Fund	January 1, 2007
Fidelity Advisor Series I	Fidelity Advisor Dynamic Capital Appreciation Fund	January 1, 2007
Fidelity Advisor Series I	Fidelity Advisor Equity Value Fund	January 1, 2007
Fidelity Advisor Series I	Fidelity Advisor Small Cap Fund	January 1, 2007
Fidelity Advisor Series VII	Fidelity Advisor Biotechnology Fund	January 1, 2007
Fidelity Advisor Series VII	Fidelity Advisor Communications Equipment Fund	January 1, 2007
Fidelity Advisor Series VII	Fidelity Advisor Electronics Fund	January 1, 2007
Fidelity Advisor Series VIII	Fidelity Advisor Diversified International Fund	January 1, 2007
Fidelity Advisor Series VIII	Fidelity Advisor Europe Capital Appreciation Fund	January 1, 2007
Fidelity Advisor Series VIII	Fidelity Advisor Global Capital Appreciation Fund	January 1, 2007
Fidelity Advisor Series VIII	Fidelity Advisor Japan Fund	January 1, 2007
Fidelity Advisor Series VIII	Fidelity Advisor Latin America Fund	January 1, 2007
Fidelity Beacon Street Trust	Fidelity Advisor Tax Managed Stock Fund	January 1, 2007
Fidelity Beacon Street Trust	Fidelity Tax Managed Stock Fund	January 1, 2007
Fidelity Capital Trust	Fidelity Disciplined Equity Fund	January 1, 2007
Fidelity Commonwealth Trust	Fidelity Small Cap Discovery Fund	January 1, 2007
Fidelity Destiny Portfolios	Fidelity Advisor Capital Development Fund	January 1, 2007
Fidelity Destiny Portfolios	Fidelity Advisor Diversified Stock Fund	January 1, 2007
Fidelity Investment Trust	Fidelity Emerging Europe, Middle East, Africa (EMEA) Fund	May 4, 2008
Fidelity Investment Trust	Fidelity Global Commodity Stock Fund	March 25, 2009
Fidelity Investment Trust	Fidelity International Growth Fund	October 28, 2007
Fidelity Investment Trust	Fidelity Total International Equity Fund	October 28, 2007
Fidelity Magellan Fund	Fidelity Magellan Fund	January 1, 2007
Fidelity Securities Fund	Fidelity Advisor Growth Strategies Fund	January 1, 2007
Variable Insurance Products Fund	Value Portfolio	January 1, 2007
Variable Insurance Products Fund III	Dynamic Capital Appreciation Portfolio	January 1, 2007
Variable Insurance Products Fund IV	Consumer Staples Portfolio	April 1, 2007
Variable Insurance Products Fund IV	Emerging Markets Portfolio	January 23, 2008
Variable Insurance Products Fund IV	Energy Portfolio	January 1, 2007
Variable Insurance Products Fund IV	Materials Portfolio	April 1, 2007
Variable Insurance Products Fund IV	Telecommunications Portfolio	April 1, 2007
(1) Fidelity Commonwealth Trust: Fidelity Small Cap Retirement Fund changed its name to Fidelity Small Cap Discvoery Fund effective as of August 31, 2009.

Each of the Investment Companies Listed
on Appendix "A" attached hereto, on
behalf of each of their Respective Portfolios

By: /s/Paul Murphy

Name: Paul Murphy

Title: Asst. Treasurer

State Street Bank and Trust Company

By: /s/Joseph C. Antonellis

Name: Joseph C. Antonellis

Title: Vice Chairman